As filed with the Securities and Exchange Commission on September 30, 2002
                                                      Registration No. 333-90852
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 --------------
                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------
                             SMARTSERV ONLINE, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

           DELAWARE                                             13-3750708
------------------------------                            ----------------------
(State or other Jurisdiction of                              (I.R.S. Employer
Incorporation or Organization)                               Identification No.)

                                ONE STATION PLACE
                               STAMFORD, CT 06902
                                 (203) 353-5950
        -----------------------------------------------------------------
               (Address, Including Zip Code, and Telephone Number,
        Including Area Code, of Registrant's Principal Executive Offices)


                           RICHARD D. KERSCHNER, ESQ.
                    SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                             SMARTSERV ONLINE, INC.
                                ONE STATION PLACE
                               STAMFORD, CT 06902
                                 (203) 353-5950
        -----------------------------------------------------------------
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent For Service)

                                    Copy to:

                              MICHAEL J. SHEF, ESQ.
                      JENKENS & GILCHRIST PARKER CHAPIN LLP
                              THE CHRYSLER BUILDING
                              405 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10174
                          Telephone No.: (212) 704-6000
                          Facsimile No.: (212) 704-6288

          Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

          If the only securities on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ___________

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ___________

          If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|


                                             CALCULATION OF REGISTRATION FEE
=====================================================================================================================

                                           Amount              Proposed            Proposed
        Title of Each Class                  to                Maximum             Maximum
        of Securities to be             be Registered        Offering Price        Aggregate             Amount of
            Registered                      (1)                per Share         Offering Price      Registration Fee
---------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par
value per share, issuable upon
exercise of warrants                       50,000              $1.166             $   58,300          $  5.36
----------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par
value per share, issuable upon
exercise of warrants                    2,325,361              $ .85              $1,976,557          $181.84
----------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par
value per share, issuable upon
exercise of warrants                      250,000              $1.42              $  355,000          $ 32.66
----------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par
value per share, issuable upon
exercise of warrants                    3,884,209              $1.42(2)           $5,515,577          $507.43
======================================================================================================================


(1) Pursuant to Rule 416(b), there shall be deemed covered hereby all additional securities resulting from antidilution adjustments
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933; based on the average of the bid and asked price reported on the Nasdaq National Market on September 26, 2002.

          THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

                 SUBJECT TO COMPLETION, DATED SEPTEMBER 30, 2002

The information in this prospectus is not complete and may be changed. We have filed a registration statement relating to these securities with the Securities and Exchange Commission. The selling stockholders may not sell these securities nor may they accept offers to buy these securities prior to the time the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state in which the offer or sale is not permitted.


PROSPECTUS

                             SMARTSERV ONLINE, INC.

                        6,509,570 SHARES OF COMMON STOCK

     o The selling stockholders are offering to sell 6,509,570 shares of common stock of which 2,625,361 shares are issuable upon exercise of warrants.

     o    We will not receive any proceeds from the offering of common stock.

     o Our common stock is traded and quoted on the Nasdaq SmallCap Market under the symbol "SSOLC." On September 26, 2002, the last reported bid price of our common stock was $1.40 and the last reported asked price was $1.43.


The address and telephone number of SmartServ's principal executive offices are:

                                One Station Place
                               Stamford, CT 06902
                                 (203) 353-5950


THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE 3 OF THIS PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                         ------------------------------

               The date of this Prospectus is September ___, 2002

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

Risk Factors..................................................................3
Special Information About Forward Looking Statements..........................6
The Company...................................................................7
Use of Proceeds...............................................................7
Selling Stockholders..........................................................8
Plan of Distribution.........................................................10
Indemnification for Securities Act Liabilities...............................11
Where You Can Find More Information About Us.................................12
Legal Matters................................................................13
Experts......................................................................13

You  should  read  the  entire  prospectus  and any  documents  incorporated  by reference carefully before purchasing SmartServ common stock. In this prospectus, "SmartServ," "we," "us" and "our" refer to the business that is owned and conducted by SmartServ Online, Inc. and its subsidiaries and not to the selling stockholders.


                                  RISK FACTORS

BEFORE YOU BUY SHARES OF OUR COMMON STOCK, YOU SHOULD BE AWARE THAT THERE ARE VARIOUS RISKS ASSOCIATED WITH THE PURCHASE OF OUR COMMON STOCK. YOU SHOULD
CONSIDER CAREFULLY THESE RISK FACTORS, TOGETHER WITH ALL OF THE OTHER INFORMATION IN THIS PROSPECTUS AND ALL DOCUMENTS INCORPORATED BY REFERENCE, BEFORE YOU DECIDE TO PURCHASE SHARES OF OUR COMMON STOCK. THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE DUE TO ANY OF THESE RISKS, AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT. YOU SHOULD ALSO REFER TO THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, INCLUDING THE DOCUMENTS WE INCORPORATE BY REFERENCE UNDER "WHERE YOU CAN FIND MORE INFORMATION ABOUT US".


         WE HAVE A HISTORY OF LOSSES AND IF WE DO NOT ACHIEVE PROFITABILITY WE MAY NOT BE ABLE TO CONTINUE OUR BUSINESS

         Although we had net income of $2,937,591 for the six month transition period ended December 31, 2000, we incurred net losses of $7,571,360 for the six months ended June 30, 2002, $14,819,860 for the year ended December 31, 2001, $30,993,559 for the year ended June 30, 2000, $7,124,126 for the year ended June 30, 1999, $5,040,009 for the year ended June 30, 1998, $4,434,482 for the year ended June 30, 1997 and $2,966,287 for the year ended June 30, 1996. Included in the June 30, 2000 amount was a non-cash charge for stock-based compensation of $30,271,024. On June 30, 2002, we had an accumulated deficit of $72,393,193.
Losses have resulted principally from costs incurred in connection with activities aimed at developing our software, information and transactional services and from costs associated with our marketing and administrative activities. We have incurred substantial expenses and commitments and continue to have negative cash flows from operations. These losses raise substantial doubt as to our ability to continue as a going concern. The funds raised pursuant to the transaction described in the Selling Stockholder section on page 8 may not support our operations for an extended period of time. We can give no assurance that we will be able to generate sufficient revenues or raise additional capital on satisfactory terms to support our operations.

         WE MAY BE DELISTED FROM THE NASDAQ SMALLCAP MARKET, WHICH COULD ADVERSELY AFFECT THE LIQUIDITY AND VOLATILITY OF OUR COMMON STOCK

         We were recently moved from the Nasdaq National Market to the Nasdaq SmallCap Market. Our listing on the Nasdaq SmallCap Market is conditional, however, on our meeting certain financial qualification requirements. While we currently believe that we satisfy those requirements, we cannot guarantee that we will be successful in remaining listed on the Nasdaq SmallCap Market. Delisting from the Nasdaq SmallCap Market would require us to move our common stock to the OTC Bulletin Board. The move to the OTC Bulletin Board could decrease the liquidity and volume of our common stock and reduce the number of market makers willing to trade in our stock, making it likely that wider fluctuations in the quoted price of our common stock would occur. As a result, there is a risk that stockholders will not be able to obtain accurate price quotes or be able to correctly assess the market price of our stock. Increases in the volatility could also make it more difficult to pledge the common stock as collateral, if stockholders sought to do so, because a lender might also be unable to accurately value the common stock.

         WE DEPEND ON A SMALL NUMBER OF CUSTOMERS, AND THE LOSS OF ANY ONE CUSTOMER COULD ADVERSELY AFFECT OUR OPERATING RESULTS

         Currently, substantially all of our revenues are generated through our licensing arrangements with a small number of customers. Our results from operations will depend upon numerous factors including the introduction and market acceptance of new services, establishing alliances with strategic marketing partners, competition and the regulatory environment. We anticipate that our results from operations for the immediate future will continue to depend to a significant extent upon revenues from a small number of customers. In order to increase our revenues, we will need to attract and retain additional customers. Our failure to obtain a sufficient number of additional customers would adversely affect our results of operations.

         OUR BUSINESS DEPENDS UPON REVENUE-SHARE ARRANGEMENTS WITH CARRIERS AND ENTERPRISE CUSTOMERS AND SUCH REVENUES MAY NOT MATERIALIZE

         We intend to sell our products and services primarily by entering into non-exclusive agreements with carriers and enterprise customers who would brand our products and services with their own private label and then promote them to their subscribers, employees and clients. Our success will depend on:

     o    our  ability  to  enter  into  these   agreements  with  carriers  and
          enterprise  customers;
     o    the ultimate success of these carriers and enterprise customers; and
     o their ability to successfully market, sell and generate revenues from our products and services.

         Our failure to successfully maintain these relationships or the failure of our customers to develop and sustain a market for our products and services would have a material adverse affect on our overall performance.

         THE MARKET FOR OUR BUSINESS IS IN THE DEVELOPMENT STAGE AND MAY NOT ACHIEVE THE GROWTH WE EXPECT

         Online information and transactional services, as well as the convergence of wireless and Internet technologies, are developing markets. Our future growth and profitability will depend, in part, upon consumer acceptance of online information and transactional services in general and a significant expansion in the consumer market for the delivery of such services via wireless telephones, personal digital assistants and personal computers. Even if these markets experience substantial growth, there can be no assurance that our products and services will be commercially successful or will benefit from such growth. Further, even if initially successful, any continued development and expansion of the market for our products and services will depend in part upon our ability to create and develop additional products and adjust existing products in accordance with changing consumer preferences, all at competitive prices. Our failure to develop new products and generate revenues could have a material adverse effect on our financial condition and operating results.

         WE COMPETE AGAINST LARGER, WELL KNOWN COMPANIES WITH GREATER RESOURCES

         The market for Web and wireless based information and transactional services is highly competitive and involves rapid innovation and technological change, shifting consumer preferences and frequent new product and service introductions. Most of our competitors and potential competitors have substantially greater financial, marketing and technical resources than we have. Increased competition in the market for our products and services could limit our ability to expand and materially and adversely affect our results from operations.

         The principal competitive factors in both the Internet-based and wireless services industries include content, product features and quality, ease of use, access to distribution channels, brand recognition, reliability and price. We believe that potential new competitors, including large multimedia and information system companies, are increasing their focus on transaction processing. We face competition from numerous services delivered through the Internet to personal computers. Although in its infancy, the wireless arena also has its competitors, such as Semotus Solutions, Inc., I3 Mobile, Inc., Aether Systems, Inc., 724 Solutions, Inc. and Everypath. We expect competition to increase from existing competitors and from new competitors, including telecommunications companies.

         The information content provided through our software and communication architecture is generally purchased through non-exclusive distribution agreements. While we are not dependent on any single content provider, existing and potential competitors may enter into agreements with these and other such providers and thereby acquire the ability to deliver online information and transactional services substantially similar to those provided by us.

         WE ARE HIGHLY DEPENDENT ON OUR EXECUTIVE OFFICERS AND SEVERAL TECHNICAL EMPLOYEES, THE LOSS OF ANY OF WHOM COULD HAVE AN ADVERSE IMPACT ON OUR FUTURE OPERATIONS

         We believe that, due to the rapid pace of innovation within our industry, factors such as the technological and creative skills of our personnel are more important in establishing and maintaining a leadership position within the industry than legal protections of our technology. We are dependent on our ability to recruit, retain and motivate high quality personnel. However, competition for such personnel is intense and the inability to attract and retain additional qualified employees or the loss of current key employees could materially and adversely affect our business, operating results and financial condition. We maintain and are the sole beneficiary of a key-person life insurance policy on the life of (1) Mr. Sebastian E. Cassetta, our Chief Executive Officer, in the amount of $1,000,000 and (2) Mr. Mario F. Rossi, our Executive Vice President of Technology, in the amount of $500,000. The loss of the services of either Mr. Cassetta or Mr. Rossi would have a material adverse effect upon our business, financial condition and results of operations.

         PROVISIONS IN OUR CHARTER MAY MAKE IT MORE DIFFICULT FOR A PERSON TO ACQUIRE US AT A PREMIUM TO OUR CURRENT MARKET VALUE

         Our charter restricts the ability of our stockholders to call a stockholders' meeting and provides that our stockholders may not act by written consent. Additionally, our Board of Directors is divided into three classes with each class being elected by our stockholders in different years. Our charter restricts the ability of our stockholders to change the number of directors and classes of our board of directors. These provisions may have the effect of deterring or delaying certain transactions involving an actual or potential change in control of SmartServ, including transactions in which our stockholders might otherwise receive a premium for their shares over then current market prices, and may limit the ability of our stockholders to approve transactions that they may deem to be in their best interests.

         YOUR OWNERSHIP INTEREST, VOTING POWER AND THE MARKET PRICE OF OUR COMMON STOCK MAY DECREASE BECAUSE WE HAVE ISSUED, AND MAY CONTINUE TO ISSUE, A SUBSTANTIAL NUMBER OF SECURITIES CONVERTIBLE OR EXERCISABLE INTO OUR COMMON STOCK

         We have issued common stock, options, warrants and convertible notes to purchase our common stock, and in the future we may issue additional shares of common stock, options, warrants, preferred stock or other securities exercisable for or convertible into our common stock. At September 18, 2002, there were $392,000 of our prepaid warrants outstanding that were then convertible into 483,592 shares of our common stock. Additionally, we have issued warrants to investors and consultants and granted options to employees for the purchase of 6,748,252 shares of our common stock. Except for 1,302,000 shares subject to employee stock options, substantially all of such shares have been registered for resale under the Securities Act. Additional shares are available for sale under Rule 144 of the Securities Act. Sales of these shares or the market's perception that these sales could occur may cause the market price of our common stock to fall and may make it more difficult for us to sell equity securities in the future at a time and price that we deem appropriate or to use equity securities as consideration for future acquisitions. The funds raised pursuant to the transaction described in the Selling Stockholders section on page 8 may not support our operations for an extended period of time. We can give no assurance that we will be able to generate sufficient revenues or raise additional capital on satisfactory terms to support our operations. We continue to seek additional investors. If additional sales of equity are effected, as to which there can be no assurance, your ownership interest and voting power in SmartServ will be further diluted.

         WE MAY NOT BE ABLE TO ADEQUATELY PROTECT OUR PROPRIETARY RIGHTS

         We have designed and developed our own "device agnostic" information and transaction platform, made up of our patent-pending "W2W MiddlewareTM" and our content and processing engines. This platform is comprised of the "W2W MiddlewareTM", based on Windows NT operating system and the authorization, quote, news and transaction engines, based on Hewlett-Packard Company's Unix operating system and Oracle's Corp.'s version 8i parallel server database. Although we intend to protect our rights vigorously, there can be no assurance that any of the measures to protect our proprietary rights will be successful. In an effort to protect our proprietary rights, we rely upon a combination of contract provisions, patents, trademarks, and copyright and trade secret laws. We license the use of our products and services to our customers and partners under agreements that contain terms and conditions prohibiting the unauthorized reproduction of our products and services. We seek to protect the source code of our application software and communications architecture as a trade secret and as an unpublished copyrighted work.

         We believe that our registered marks "SmartServ Online" and "SmartServ" have significant value and are important to the marketing of our services. There can be no absolute assurance, however, that our marks do not or will not violate the proprietary rights of others, that our marks would be upheld if challenged or that we would not be prevented from using our marks, any of which could have an adverse effect on us. In addition, there can be no assurance that we will have the financial resources necessary to enforce or defend our marks. We believe that our software, products, services, service marks and other proprietary rights do not infringe on the proprietary rights of third parties. However, there can be no assurance that third parties will not assert infringement claims against us with respect to current features, content or services or that any such assertion may not require us to enter into royalty arrangements or result in litigation.

         WE ARE INVOLVED IN SEVERAL PENDING LEGAL PROCEEDINGS WHICH, IF RESOLVED AGAINST US, COULD CAUSE DILUTION TO OUR STOCKHOLDERS AND HAVE A MATERIAL NEGATIVE IMPACT ON OUR OPERATIONS

         From time to time we have been, and expect to continue to be, a party to legal proceedings and claims in the ordinary course of our business. Our ongoing legal proceedings with Michael Fishman and Commonwealth Associates, L.P. are described in the "Legal Proceedings" section of our Form 10-KSB for the year ended December 31, 2001, which is incorporated by reference into this document (See the section entitled "Where You Can Find More Information About Us" on page
12). While we expect to contest these matters vigorously, litigation is inherently uncertain and an adverse judgment on any of these claims could cause dilution to our stockholders, as well as harm to our business. Even if not meritorious, any of these current and future matters could require the expenditure of significant financial and managerial resources.


              SPECIAL INFORMATION ABOUT FORWARD-LOOKING STATEMENTS

         Some of the statements in this prospectus or in the documents we incorporate by reference are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve certain known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among others, the factors set forth above under "Risk Factors." The words "believe," "expect," "anticipate," "intend" and "plan" and similar expressions identify forward-looking statements. We caution you not to place undue reliance on these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements or publicly announce the result of any revisions to any of the forward-looking statements in this document to reflect future events or developments.


                                   THE COMPANY

         SmartServ provides Web and wireless applications, content services and infrastructure that allow financial institutions, network service providers and other businesses to deliver financial and other content, alerts and notifications, as well as transaction services to their work forces and customers - via wired or data-enabled wireless devices. SmartServ's products include content, transaction processing and alert engines, proprietary W2W MiddlewareTM that optimizes content delivery to a full array of devices, and a suite of applications designed to enable businesses and their customers to exploit the benefits of wireless data exchange and transactional capability. Our products facilitate the delivery of customer proprietary data, as well as delayed and real-time market data, business and financial news, sports information, national weather reports and other business and entertainment information in a user-friendly manner.


                                 USE OF PROCEEDS

         Each selling stockholder is selling all of the shares covered by this prospectus for his, her or its own account. Accordingly, we will not receive any proceeds from the resale of the shares. We will, however, receive $2,389,857 if all of the warrants for the underlying shares of common stock being registered are exercised. We expect to use these proceeds, if any, for general corporate purposes.


                              SELLING STOCKHOLDERS

         SmartServ issued the common stock and the warrants to purchase common stock that are covered by this prospectus to the selling stockholders (i) pursuant to a private placement on September 9, 2002, (ii) as a finder's fee to certain persons for finding investors for the September 9, 2002 private placement, (iii) pursuant to a Settlement and Amendment Agreement with
Hewlett-Packard Company, dated September 6, 2002, and (iv) pursuant to an amendment to a consulting agreement with Steven B. Rosner, dated September ___, 2002.

         The September 9, 2002 private placement was consummated pursuant to a stock purchase agreement dated September 9, 2002 between SmartServ and all the selling stockholders except John Bishara, JSB Associates, W. Stephen P. Harrington Trust, Shannon M. Harrington Trust, Tara J. Harrington Trust, David
A. Rosner, Lauren P. Rosner, Hewlett-Packard, Joseph Genzardi, Joseph Ricuppero and Alpine Capital Partners, Inc. Pursuant to the stock purchase agreement, the selling stockholders purchased 3,884,209 shares of common stock and warrants to purchase 1,942,109 shares of SmartServ common stock, exercisable at $.85 per share. The total purchase price for the shares and warrants was $3,544,346. The purchase price was based upon the price of SmartServ's common stock on August 16, 2002, the day term sheets were signed with most of the investors. If all these warrants are exercised, SmartServ will receive an additional $1,650,793. SmartServ agreed to pay finder's fees consisting of $249,050, an expense allowance of $25,000, and warrants to purchase 383,252 shares of SmartServ common stock to Steven B. Rosner, America First Associates Corp., Alpine Capital Partners, Inc., John Bishara and JSB Associates. SmartServ also agreed to pay fees of up to $16,500, plus reasonable expenses, to the law firm representing certain of the selling stockholders. If the finder's warrants are exercised, SmartServ will receive $325,764.

         The registration rights agreement, dated September 9, 2002, entered into by SmartServ and the selling stockholders who are parties thereto, provided that SmartServ was required to prepare and deliver to the selling stockholders a registration statement registering the shares offered for resale in this prospectus within seven days of the closing of the transaction indicated in the above paragraph. In addition, SmartServ is required to have the registration statement, of which this prospectus is a part, declared effective within 60 days of the filing of the registration statement with the SEC. SmartServ will bear all fees relating to the filing of the registration statement.

         The Settlement and Amendment Agreement with Hewlett-Packard provided that, as partial consideration for Hewlett-Packard agreeing to amend SmartServ's obligations to Hewlett-Packard, Hewlett-Packard would receive warrants to purchase 50,000 shares of SmartServ common stock, exercisable at $1.166 per share. If all these warrants are exercised, SmartServ will receive $58,300.

         In connection with the amendment to Steven B. Rosner's consulting agreement, SmartServ issued warrants to purchase 250,000 shares of SmartServ common stock to Mr. Rosner, exercisable at $1.42 per share. If all these warrants are exercised, SmartServ will receive $355,000.

         America First Associates Corp., which received warrants to purchase 5,170 shares of SmartServ common stock as part of its finder's fee, distributed the warrants to Joseph Genzardi and Joseph Ricuppero, the controlling persons of America First Associates Corp. Steven B. Rosner, who received warrants to purchase 186,370 shares of SmartServ common stock as part of his finder's fee, gifted warrants to purchase 75,000 shares of SmartServ common stock to W. Stephen P. Harrington Trust, Shannon M. Harrington Trust, Tara J. Harrington Trust, David A. Rosner and Lauren P. Rosner.

         The following table sets forth the names of the selling stockholders, the number of shares of common stock beneficially owned by the selling stockholders as of September 18, 2002, the number of shares of common stock being offered by the selling stockholders, the number of shares of common stock underlying warrants being offered by the selling stockholders, the number of shares of common stock each selling stockholder will beneficially own if the stockholder sells all of the shares being registered and the selling stockholder's percentage ownership of SmartServ common stock if all the shares in the offering are sold. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately under this prospectus. All information with respect to share ownership has been furnished by the selling stockholders. Because the selling stockholders may sell all or part of their shares, no estimates can be given as to the number of shares of common stock that will be held by the selling stockholders upon termination of any offering made hereby.

         None of the selling stockholders have and, within the past three years have not had, any position, office or other material relationship with us or any of our predecessors or affiliates, except that (i) Steven Rosner has been and is currently a greater than 5% stockholder of SmartServ and is a consultant to Smartserv, (ii) Joseph Genzardi and Joseph Ricuppero are principals of America First Associates Corp., which acted as an underwriter for SmartServ in a January 2000 private placement and signed a finder's agreement with SmartServ on May 14, 2002, (iii) Jeffrey Braile (the controlling person of JSB Associates) signed a consulting agreement with SmartServ on _______, 2002, and (iv) Alpine Capital Partners, Inc. signed a finder's agreement with SmartServ on July 31, 2002.


                                                                                                                        Percent of
                                            Shares of Common                                         Beneficial        Class Owned
                                                 Stock           Shares of                         Ownership After    After Offering
                                             Beneficially        Common Stock    Warrant Shares   Offering if All     if All Shares
          Selling Stockholders                   Owned          to be Sold        to be Sold      Shares are Sold        are Sold
------------------------------------        ----------------    -------------    --------------   ----------------    --------------
Ira M. Lubert                                  493,151             328,767          164,384                  0               0
Jonathan Lubert Trust (1)                      164,384             109,589           54,795                  0               0
Kristine Lubert Trust (2)                      164,384             109,589           54,795                  0               0
Steven B. Rosner                             1,245,861             273,972          498,356            473,533            3.47%
SPH Investments (3)                            410,958             273,972          136,986                  0               0
Robert F. Gorman                               657,534             438,356          219,178                  0               0
A and R Investments L.L.C. (4)                 164,384             109,589           54,795                  0               0
Daniel A. Gooze                                328,767             219,178          109,589                  0               0
S & H Management, Inc. (5)                     410,958             273,972          136,986                  0               0
Mark Todd                                      246,575             164,383           82,192                  0               0
John A. Moore                                   83,835              55,890           27,945                  0               0
Barry M. Ray                                    82,191              54,794           27,397                  0               0
Crestview Capital Offshore (6)                  32,877              21,918           10,959                  0               0
Crestview Capital Fund II, LP (7)              394,521             263,014          131,507                  0               0
Crestview Capital Fund, LP (8)                 394,521             263,014          131,507                  0               0
Robert H. Rosner IRA (9)                       164,384             109,589           54,795                  0               0
Frazier Investments (10)                       493,151             328,767          164,384                  0               0
Joel Rotter                                    328,767             219,178          109,589                  0               0
Steven H. Erlbaum                              164,384             109,589           54,795                  0               0
Erlbaum Investments, L.P. (11)                 164,384             109,589           54,795                  0               0
Stanley Yau-Hok Chan                            41,250              27,500           13,750                  0               0
David N. Lewis                                  30,000              20,000           10,000                  0               0
Joseph Genzardi (12)                            10,725                   0            2,585              8,140               *
Joseph Ricuppero (12)                           10,725                   0            2,585              8,140               *
Alpine Capital Partners, Inc.(13)               76,712                   0           76,712                  0               0
John Bishara                                    65,000                   0           65,000                  0               0
JSB Associates (14)                             50,000                   0           50,000                  0               0
W. Stephen P. Harrington Trust (15)              8,000                   0            8,000                  0               0
Shannon M. Harrington Trust (16)                 9,000                   0            9,000                  0               0
Tara J. Harrington Trust (17)                    8,000                   0            8,000                  0               0
David A. Rosner                                 25,000                   0           25,000                  0               0
Lauren P. Rosner                                25,000                   0           25,000                  0               0
Hewlett-Packard Company (18)                    50,000                   0           50,000                  0               0
                                             ---------           ---------        ---------            -------            ----
Total                                        6,999,383           3,884,209        2,625,361            489,813            3.60%


---------------
* Less than 1%.
1. We have been advised by the selling stockholder that its trustees are Howard Lubert, Jonathan Lubert and Dean Adler.
2. We have been advised by the selling stockholder that its trustees are Howard Lubert, Jonathan Lubert and Dean Adler.
3. We have been advised by the selling stockholder that its controlling person is Stephen P. Harrington.
4. We have been advised by the selling stockholder that its controlling person is Robert Gorman.
5. We have been advised by the selling stockholder that its controlling person is Sherwin Ray.
6. We have been advised by the selling stockholder that its controlling persons are Richard Levy and Stewart Flink.
7. We have been advised by the selling stockholder that its controlling persons are Richard Levy and Stewart Flink.
8. We have been advised by the selling stockholder that its controlling persons are Richard Levy and Stewart Flink.
9. We have been advised by the selling stockholder that its controlling person is Robert Rosner.
10. We have been advised by the selling stockholder that its controlling person is Rina Rollhaus.
11. We have been advised by the selling stockholder that its general partner is DMJ LLC and that DMJ LLC is controlled by Jon Erlbaum, Marc Erlbaum and Daniel Erlbaum.
12. Shares of common stock beneficially owned includes 3,140 shares of SmartServ common stock owned by America First Associates Corp.
13. We have been advised by the selling stockholder that its controlling person is Evan J. Bines.

14. We have been advised by the selling stockholder that its controlling person is Jeffrey Braile.
15. We have been advised by the selling stockholder that its trustee is Stephen P. Harrington.
16. We have been advised by the selling stockholder that its trustee is Stephen P. Harrington.
17. We have been advised by the selling stockholder that its trustee is Stephen P. Harrington.
18.      Hewlett-Packard Company is a publicly traded corporation.


                              PLAN OF DISTRIBUTION

         The selling stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

         o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
         o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
         o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
         o an exchange distribution in accordance with the rules of the applicable exchange;
         o  privately negotiated  transactions;
         o  short   sales;
         o broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;
         o  a  combination  of any such methods of sale;  and
         o  any other method permitted pursuant to applicable law.

         The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, if available, rather than under this prospectus.

         Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

         The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock or warrants owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

         The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus. SmartServ will file a supplement to this prospectus after it has received notice from a selling stockholder that a donee or pledgee of such selling stockholder intends to sell more than 500 shares of SmartServ common stock.

         The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

         SmartServ is required to pay all fees and expenses incident to the registration of the shares. SmartServ has agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933. SmartServ has paid a finder's fee to (i) Steven B. Rosner, consisting of $157,500 and warrants to purchase 186,370 shares of SmartServ common stock, (ii) America First Associates Corp. consisting of $7,548 and warrants to purchase 5,170 shares of SmartServ common stock, (iii) Alpine Capital Partners, Inc., consisting of $49,000 and warrants to purchase 76,212 shares of SmartServ common stock, (iv) John Bishara, consisting of warrants to purchase 65,000 shares of SmartServ common stock, and (v) JSB Associates, consisting of $35,000 and warrants to purchase 50,000 shares of SmartServ common stock. Steven B. Rosner has been and is currently a greater than 5% stockholder of SmartServ and serves as a consultant to SmartServ, America First Associates Corp. acted as an underwriter for SmartServ in a January 2000 private placement and signed a finder's agreement with SmartServ on May 14, 2002, Jeffrey Braile (the controlling person of JSB Associates) signed a consulting agreement with SmartServ on _______, 2002, and Alpine Capital Partners, Inc., signed a finder's agreement with SmartServ on July 31, 2002.

         With certain exceptions, Regulation M precludes the selling stockholders, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered by this prospectus.


                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 102(b)(7) of the Delaware General Corporate Law ("DGCL") enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to a corporation or its stockholders for violations of the director's fiduciary duty, except:

         o for any breach of a director's duty of loyalty to the corporation or its stockholders,
         o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
         o pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or
         o for any transaction from which a director derived an improper personal benefit.

         The Amended and Restated Certificate of Incorporation of SmartServ provides for the elimination of the liability of directors to the extent permitted by the DGCL.

         Section 145 of the DGCL provides, in summary, that directors and officers of Delaware corporations are entitled, under certain circumstances, to be indemnified against all expenses and liabilities (including attorney's fees) incurred by them as a result of suits brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful; provided that no indemnification may be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Any such indemnification may be made by the corporation only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. SmartServ's by-laws entitle officers and directors of SmartServ to indemnification to the fullest extent permitted by the DGCL.

         SmartServ has agreed to indemnify each of its directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. In addition, SmartServ maintains an insurance policy with respect to potential liabilities of its directors and officers, including potential liabilities under the Securities Act of 1933.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of SmartServ pursuant to the provisions described above, or otherwise, SmartServ has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by SmartServ of expenses incurred or paid by a director, officer or controlling person of SmartServ in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, SmartServ will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                  WHERE YOU CAN FIND MORE INFORMATION ABOUT US

         We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC's Website at "http://www.sec.gov."

         We have  filed  with the SEC a  registration  statement  on Form S-3 to register shares of our common stock. This prospectus is part of that registration statement and, as permitted by the SEC's rules, does not contain all the information included in the registration statement. For further information with respect to us or our common stock, you may refer to the registration statement and to the exhibits filed as part of that registration statement. You can review and copy the registration statement and its exhibits at the public reference facilities maintained by the SEC as described above. The registration statement, including its exhibits, is also available on the SEC's web site.

         This prospectus may contain summaries of contracts or other documents. Because they are summaries, they will not contain all of the information that may be important to you. If you would like complete information about a contract or other document, you should read the copy filed as an exhibit to the registration statement.

         The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update or supersede this information. We incorporate by reference the documents listed below and any future filing we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended:

         o Current Report on Form 8-K dated September 9, 2002 filed with the SEC on September 13, 2002
         o Quarterly Report on Form 10-QSB for the quarter ended June 30, 2002 filed with the SEC on August 14, 2002
         o Quarterly Report on Form 10-QSB for the quarter ended March 31, 2002 filed with the SEC on May 17, 2002
         o Amended Annual Report on Form 10-KSB/A for the fiscal year ended December 31, 2001 filed with the SEC on April 30, 2002
         o Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001 filed with the SEC on April 16, 2002
         o The description of SmartServ's common stock contained in Post-Effective Amendment No. 1 to the Registration Statement on Form SB-2 (333-34940) filed with the SEC on January 31, 2002

         You may request a copy of these filings, at no cost, by writing to us at our executive offices at One Station Place, Stamford, CT 06902, Attention:
Thomas W. Haller, or by calling us at (203) 353-5950.


                                  LEGAL MATTERS

         The validity of the shares of common stock offered in this prospectus has been passed upon for us by Jenkens & Gilchrist Parker Chapin LLP, The Chrysler Building, 405 Lexington Avenue, New York, New York 10174. Its telephone number is (212) 704-6000.


                                     EXPERTS

         The consolidated financial statements of SmartServ Online, Inc. appearing in SmartServ Online, Inc.'s Annual Report (Form 10-KSB) for the year ended December 31, 2001 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about SmartServ's ability to continue as a going concern as described in Note 1 to the consolidated financial statements) included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.



=======================================================       ======================================================
                                                                             SmartServ Online, Inc.


                                                                               6,509,570 SHARES OF
                                                                                  COMMON STOCK


          We   have   not    authorized   any   dealer,
salesperson or any other person to give any information
or  to  represent   anything  not   contained  in  this
prospectus.  You  must  not  rely  on any  unauthorized
information.  This prospectus does not offer to sell or
buy  any  shares  in  any  jurisdiction   where  it  is
unlawful. The information in this prospectus is current
as of September __, 2002.


              --------------------------                                      --------------------
                                                                                    PROSPECTUS
              --------------------------                                      --------------------



=======================================================       ======================================================


                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the various expenses which we will pay in connection with the issuance and distribution of the securities being registered on this registration statement. The selling stockholders will not incur any of the expenses set forth below. All amounts shown are estimates.

         Filing fee for registration statement ..........$     727.29
         Legal fees and expenses  .......................$  15,000.00
         Accounting expenses.............................$  10,000.00
         Miscellaneous...................................$   1,272.71
                                                          -----------
         Total...........................................$  27,000.00


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the General Corporation Law of Delaware ("DGCL") provides that directors, officers, employees or agents of Delaware corporations are entitled, under certain circumstances, to be indemnified against expenses (including attorneys' fees) and other liabilities actually and reasonably incurred by them in connection with any suit brought against them in their capacity as a director, officer, employee or agent, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. Section 145 also provides that directors, officers, employees and agents may also be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by them in connection with a derivative suit bought against them in their capacity as a director, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.

         Article Tenth of the registrant's Certificate of Incorporation provides that the registrant shall indemnify any and all persons whom it shall have power to indemnify to the fullest extent permitted by the DGCL. Article VI of the registrant's by-laws provides that the registrant shall indemnify authorized representatives of the registrant to the fullest extent permitted by the DGCL. The registrant's by-laws also permit the registrant to purchase insurance on behalf of any such person against any liability asserted against such person and incurred by such person in any capacity, or out of such person's status as such, whether or not the registrant would have the power to indemnify such person against such liability under the foregoing provision of the by-laws.

         The registrant maintains a directors and officers liability insurance policy with National Union Fire Insurance Company of Pittsburgh, PA. The policy insures the directors and officers of the registrant against loss arising from certain claims made against such directors or officers by reason of certain wrongful acts.


ITEM 16.  EXHIBITS.

EXHIBIT        DESCRIPTION

     4.1  Specimen Certificate of SmartServ's Common Stock*
     4.2 Stock Purchase Agreement dated as of September 9, 2002 among SmartServ the investors listed on schedule A (the "Investors") thereto**
     4.3  Form of Warrant to the Investors**

     4.4 Registration Rights Agreement dated as of September 9, 2002 among SmartServ and the Investors**
     4.5 Settlement and Amendment Agreement dated September 6, 2002, among SmartServ and Hewlett-Packard Company**
     4.6  Form of Warrant to Hewlett-Packard Company**
     4.7  Form of Warrant to Steven B. Rosner***
     5    Opinion of Jenkens & Gilchrist Parker Chapin LLP***
     10 Amendment to Consulting Agreement between SmartServ and Stephen B. Rosner***
     23.1 Consent of Ernst & Young LLP
     23.2 Consent of Jenkens & Gilchrist  Parker Chapin LLP (included in Exhibit
          5)***
     24   Power of Attorney (included on page II-3)

----------
* Filed as an exhibit to the Company's registration statement on Form SB-2 (Registration Number 333-114)
** Filed as an exhibit to the Company's Current Report on Form 8-K dated September 9, 2002.
***       To be filed by amendment.


ITEM 17.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement, or the most recent post-effective amendment thereof, which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, if the total dollar value of securities offered would not exceed that which was registered, any increase or decrease in the volume of securities offered and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         Insofar as indemnification for liabilities arising under the securities act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the securities act and is, therefore, unenforceable.

         In the event that a claim for indemnification against liabilities is asserted by a director, officer or controlling person in connection with the securities being registered, other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut on September 30, 2002.

                                    SmartServ Online, Inc.


                                    By: /s/ Thomas W. Haller
                                       -------------------------------------
                                       Thomas W. Haller
                                       Senior Vice President and Chief Financial
                                       Officer


         The undersigned directors and officers of SmartServ Online, Inc. hereby constitute and appoint Sebastian E. Cassetta, Richard D. Kerschner and Thomas W. Haller and each of them, with full power to act without the other and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement under the Securities Act of 1933 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm each and every act and thing that such attorneys-in-fact, or any of them, or their substitutes, shall lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.


         Signature                                 Title                               Date
         ---------                                 -----                               ----
/S/ Sebastian E. Cassetta                 Chairman of the Board,                  September 30, 2002
---------------------------------------   Chief Executive Officer,
    Sebastian E. Cassetta                 and Director


/S/ Thomas W. Haller                      Senior Vice President and               September 30, 2002
---------------------------------------   Chief Financial Officer
    Thomas W. Haller                      (Chief Financial and
                                          Accounting Officer)


/S/ Mario F. Rossi                        Executive Vice President,               September 30, 2002
---------------------------------------   Chief Technology Officer
    Mario F. Rossi                        and Director


                                          Director                                September 30, 2002
---------------------------------------
    Stephen Lawler


                                          Director                                September 30, 2002
---------------------------------------
    L. Scott Perry


                                      II-4



/S/ Robert H. Steele                      Director                                September 30, 2002
---------------------------------------
    Robert H. Steele


                                          Director                                September 30, 2002
---------------------------------------
    Catherine Cassel Talmadge


/S/ Charles R. Wood                       Director                                September 30, 2002
---------------------------------------
    Charles R. Wood


EXHIBIT INDEX

EXHIBIT        DESCRIPTION

     4.1  Specimen Certificate of SmartServ's Common Stock*
     4.2 Stock Purchase Agreement dated as of September 9, 2002 among SmartServ the investors listed on schedule A (the "Investors") thereto**
     4.3  Form of Warrant to the Investors**
     4.4 Registration Rights Agreement dated as of September 9, 2002 among SmartServ and the Investors**
     4.5 Settlement and Amendment Agreement dated September 6, 2002, among SmartServ and Hewlett-Packard Company**
     4.6  Form of Warrant to Hewlett-Packard Company**
     4.7  Form of Warrant to Steven B. Rosner***
     5    Opinion of Jenkens & Gilchrist Parker Chapin LLP***
     10 Amendment to Consulting Agreement between SmartServ and Stephen B. Rosner***
     23.1 Consent of Ernst & Young LLP
     23.2 Consent of Jenkens & Gilchrist  Parker Chapin LLP (included in Exhibit
          5)***
     24   Power of Attorney (included on page II-3)

----------
* Filed as an exhibit to the Company's registration statement on Form SB-2 (Registration Number 333-114)
** Filed as an exhibit to the Company's Current Report on Form 8-K dated September 9, 2002.
***       To be filed by amendment.


                                      E-1